Exhibit 99.1

Media Contact:	Analyst Contacts:
Eric Boomhower	Bryant Potter	Susan Wright
(800) 562-9308	(803) 217-6916	(803) 217-4436
eboomhower@scana.com	addison.potter@scana.com	susan.wright@scana.com

SCE&G Announces Settlement Agreement Related to Election of Fixed Price Option and Petition to Update Construction and Capital Cost Schedules for New Nuclear Units

Cayce, SC, September 1, 2016... South Carolina Electric & Gas Company (SCE&G), principal subsidiary of SCANA Corporation (NYSE: SCG), announced today that it has entered into a settlement agreement with the South Carolina Office of Regulatory Staff, the Central Electric Power Cooperative, Inc., the Electric Cooperatives of South Carolina, Inc., Frank Knapp, Jr., and South Carolina Energy Users Committee related to SCE&G’s petition to update construction and capital cost schedules, including SCE&G’s election of the Fixed Price Option as included in the October 2015 Amendment to its Engineering, Procurement, and Construction agreement with Westinghouse Electric Company, for the two new nuclear units under construction at the V.C. Summer Station in Jenkinsville, South Carolina. The settlement agreement is subject to approval by the Public Service Commission of South Carolina (PSC). A public hearing on SCE&G’s petition is scheduled to begin on October 4, 2016.

This settlement agreement signifies that no contested issues exist among the settling parties and supports approval of the updated construction schedule, which indicates guaranteed substantial completion dates of August 2019 and August 2020 for Units 2 and 3, respectively, and inclusion of an additional $831 million in the capital cost schedule. In addition to supporting approval of the Fixed Price Option and the revised construction and capital cost schedules, the settling parties agreed to revise the allowed Return on Equity (ROE) for the new nuclear project from 10.50 percent to 10.25 percent. Under the Base Load Review Act, the revised ROE will be applied prospectively for the purpose of calculating revised rates sought on and after January 1, 2017, until such time as the new nuclear units are completed. Additionally, SCE&G agreed that it will not file future requests to amend capital cost schedules prior to January 28, 2019.

The remaining interveners, the Sierra Club, the South Carolina Coastal Conservation League, CMC Steel South Carolina, and an individual customer, were not expected to enter into the settlement agreement.

If the PSC approves the settlement agreement in its entirety, none of the settling parties may appeal the PSC’s decision.

PROFILE
SCE&G is a regulated public utility engaged in the generation, transmission, distribution and sale of electricity to approximately 706,000 customers in South Carolina. The company also provides natural gas service to approximately 352,000 customers throughout the state. More information about SCE&G is available at www.sceg.com.

SCANA Corporation, headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The company serves approximately 706,000 electric customers in South Carolina and approximately 1.3 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures.  In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) legislative and regulatory actions, particularly changes in electric and gas services, rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations, and actions affecting the construction of new nuclear units; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA; (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (6) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (7) the loss of sales to distributed generation, such as solar photovoltaic systems; (8) growth opportunities for SCANA’s regulated and other subsidiaries; (9) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity; (10) the effects of weather, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries (the Company) are located and in areas served by SCANA’s subsidiaries; (11) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (12) payment and performance by counterparties and customers as contracted and when due; (13) the results of efforts to license, site, construct and finance facilities for electric generation and transmission, including nuclear generating facilities; (14) the results of efforts to operate the Company’s electric and gas systems and assets in accordance with acceptable performance standards, including the impact of additional distributed generation and nuclear generation; (15) maintaining creditworthy joint owners for SCE&G’s new nuclear generation project; (16) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed, at agreed upon quality and prices, for our construction program, operations and maintenance; (17) the results of efforts to ensure the physical and cyber security of key assets and processes; (18) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (19) the availability of skilled, licensed, and experienced human resources to properly manage, operate, and grow the Company’s businesses; (20) labor disputes; (21) performance of SCANA’s pension plan assets; (22) changes in tax laws and realization of tax benefits and credits, including production tax credits for new nuclear units; (23) inflation or deflation; (24) compliance with regulations; (25) natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and (26) the other risks and uncertainties described from time to time in the reports filed by SCANA or SCE&G with the SEC.

SCANA and SCE&G disclaim any obligation to update any forward-looking statements.